Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 11, 2011 with respect to the consolidated financial statements and schedules included in the Annual Report of Avalon Holdings Corporation on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Avalon Holdings Corporation on Form S-8 (File No. 333-165064, effective February 25, 2010) .

/s/ GRANT THORNTON LLP

Cleveland, Ohio
March 11, 2011